Exhibit 99.1

RDA HOLDING CO. ANNOUNCES RESULTS FOR

THE THIRD QUARTER ENDED SEPTEMBER 30, 2011

Company Announces Third Quarter Revenue of $357.0 Million; Net Loss of $76.8 Million

NEW YORK, N.Y., Nov. 10, 2011 — RDA Holding Co., parent company of The Reader’s Digest Association, Inc. (together with its subsidiaries and affiliated entities, “RDA”), the global multi-brand and multi-platform media and direct marketing company, announced today its financial results for the three-month period ended September 30, 2011.

Robert E. Guth, President and Chief Executive Officer, commented, “While our business this quarter continued to face many of the same challenges we saw in the first half of the year, our core businesses are stabilizing and demonstrating improved profitability. In fact, much of the volatility this quarter was due to significant underperformance in two of our non-core businesses, the combined effects of which had an outsized impact on our results — our Lifestyle & Entertainment Direct segment and the Every Day with Rachael Ray title — which we have now sold. Outside of these two factors, our business is moving in the right direction.  We saw some encouraging signs from a revenue standpoint as overall revenues held steady this quarter, and we experienced a revenue increase in our direct marketing business in Europe.

“The management team firmly believes in the strength of our core businesses — our North America publishing business and our international direct marketing business — and is redoubling efforts to focus resources on nurturing and building these great assets.  One important element of this effort is a renewed emphasis on the brands that have the greatest potential to grow across multiple platforms and through new revenue streams such as partnerships — our master brand strategy.

“Also, we are pleased by our continued success at expanding across digital platforms.  Most notably, digital sales of Reader’s Digest magazine now equal one-third of print newsstand sales and continue to grow, and Reader’s Digest now has one million fans on Facebook, making it one of the fastest growing pages on the social media site.  Taste of Home has a strong digital presence as well, with 2.9 million monthly unique visitors on TasteofHome.com, and more than 200,000 fans on Facebook.

“As we look to grow our core businesses, we are also focused on building a financial foundation for our future. This includes our commitment to evaluating and divesting assets that have limited value-creation potential within the RDA umbrella or do not fit within our master brand strategy, as evidenced this quarter by our sale of the Every Day with Rachael Ray title. Further, we continue to take steps to reduce our cost structure and strengthen our balance sheet.  As we head into the fourth quarter — typically our strongest quarter in terms of profitability and cash flow generation — we are encouraged by some of the performance trends in our core businesses and remain confident in our longer-term strategy.”

Outlook

While EBITDA declined this quarter compared to the same period last year, we continue to expect that our fourth quarter EBITDA will exceed the same period last year as a result of the effects of the significant marketing investments made in the first half of the year, continued progress on cost reductions, and growth in other revenue streams such as strategic partnerships.

A number of uncertainties remain that may affect the Company’s outlook. These uncertainties are referenced below under “Forward-looking Statements” and in certain filings with the U.S. Securities and Exchange Commission.

Third Quarter 2011 Highlights and Summary Results

	Successor Company
	Three months ended September 30,
	2011	2010
(Unaudited)	($ millions)	($ millions)
Reported revenue	$357.0	$341.8
Revenue excluding fair value adjustments and foreign currency translation	$346.7	$363.7
Net loss	$(76.8)	$(86.8)
Net loss, excluding impairment of assets and related tax impact	$(62.5)	$(41.2)
Segment operating loss	$(12.9)	$(9.7)
Consolidated EBITDA	$(16.6)	$(10.6)
Cash and cash equivalents	$103.4	$149.9

•                  Revenue increased 4.4% from the 2010 quarter to $357.0 million.  On a constant currency basis and excluding the effects of fair value adjustments, revenue declined 4.7% primarily due to a significant decline in our Lifestyle & Entertainment Direct segment (LED), declining advertising in our recently sold Every Day with Rachael Ray (EDWRR) title, and declining renewals on certain titles within our North America segment.  This was primarily offset by increased book revenue in our North America segment as well as increased offerings and targeted promotion efforts in our major European markets and our Humana partnership, which we entered into earlier this year.

•                  Net loss improved to a loss of $76.8 million compared to a loss of $86.8 million for the 2010 period, primarily due to the combined effects of modestly higher product sales in our North America segment, as well as lower impairment charges and lower fair value adjustments.  These improvements were offset by a significant decline in our LED segment, declining advertising in the EDWRR title, declining renewals on certain titles within our North America segment, and the effects of foreign exchange translation.

•                  During the third quarter, the Company recorded an impairment charge of $11.2 million principally due to the finalization of the second quarter interim impairment analysis in Europe and Asia Pacific & Latin America (“APLA”), along with an intangible asset impairment in our Canadian reporting unit.

•                  Consolidated EBITDA decreased to a loss of $16.6 million due substantially to losses in our LED segment and the decline in revenue at EDWRR, a lower subscription base for certain titles and continued investment in digital initiatives. These declines were partially offset by improvements in our direct marketing business in Europe and APLA.

•                  Cash and cash equivalents were $103.4 million at September 30, 2011, up from $63.4 million at June 30, 2011, principally due to $55.0 million in proceeds of new term loans funded on August 12, 2011, and borrowings under our revolving credit facility.  Given the seasonality of our business and cash flows, our ability to meet our working capital needs with cash on hand and cash flows from operations is dependent on the achievement of our operational and strategic plans.

•                  Improved profitability in our core businesses:  We are encouraged by the performance this quarter of our core businesses, which comprise the North America, Europe and APLA segments.  In the aggregate, these businesses showed revenue growth for the quarter and substantially more profit compared to the same 2010 period.

•                  Solid performance in direct marketing in Europe:  Revenue in the Europe segment increased by 3.3% over the 2010 period on a constant currency basis as the direct marketing business began to show improved results from marketing investments made earlier in the year, particularly in Germany and Central Europe.

•                  Strong growth at Allrecipes.com:  Revenue in our Allrecipes segment grew 9.8% this quarter.  The property continues to be the No. 1 digital food brand in the world by unique visitors, with average monthly unique visitors across our global websites showing strong growth with a 41% increase.  Allrecipes.com is also the No. 1 online food destination for women and is in the top 10 of all social media sites.

•                  Strong momentum in digital offerings: The U.S. edition of Reader’s Digest continues to be the No. 1  selling magazine on the Kindle, and is now in the top three magazines on the Nook and has gained momentum on the Apple iPad, where we launched digital subscriptions in August.  TasteOfHome.com now ranks No. 3 for average time spent on the site among the Top 20 trafficked sites in the Community-Food category, and the online recipe database now offers more than 42,000 recipes.  Since September 2010, unique visitors to The Family Handyman site are up 20% and the site achieved over 900,000 unique views in October 2011.   Internationally, the RD Australian website was the No. 1 magazine website visited by Australians during September, while the New Zealand website was the No. 1 magazine website visited by New Zealanders during September.  For the quarter end, monthly unique visitors for RDA International sites was 2.9 million, up 57% from prior year and the email audience is 21.8 million, up 10% over prior year.

•                  Significant progress toward the goals of simplifying our business and strengthening our balance sheet: The sale of our EDWRR title and the announcement of our intention to sell Allrecipes.com mark important steps toward the goals of simplifying the Company’s business and strengthening the Company’s balance sheet.

Third Quarter 2011 Segment Results

The Company reclassified its business units during the third quarter of 2011 to better reflect the manner in which the Company’s chief operating decision maker reviews the business, primarily due to the realignment of our United States and Canada operations to gain further efficiencies and moving the Allrecipes business out of the previously reported United States segment and into a stand-alone business segment.

The Company classifies its business into six reportable segments: North America, Europe, APLA, Lifestyle & Entertainment Direct (“LED”), Allrecipes and Other.  These segments comprise two business lines: our published branded communities and direct marketing.

The North America segment consists of the Company’s branded communities businesses in the United States:  the Reader’s Digest Community and Lifestyle Communities (Food & Entertaining, Home & Garden, and Do-It-Yourself) and our Canadian business.

The Company’s Europe and APLA segments primarily consist of the Company’s direct marketing operations in those regions.

The LED segment primarily consists of the Company’s direct response television (“DRTV”) marketing business in the U.S.

The Allrecipes segment consists of our Allrecipes.com business, and the Other segment consists of the Weekly Reader Publishing Group.

Summary of Reportable Segment Results

	Successor Company
	Three months ended September 30,
	2011	2010
(Unaudited)	($ millions)	($ millions)
Revenue
Branded Communities
North America segment	$138.0	$143.4
Allrecipes segment	6.7	6.1
Other segment - Weekly Reader	2.8	3.7
Total Branded Communities	147.5	153.2

Direct Marketing Businesses
Europe segment	136.0	120.9
Asia Pacific & Latin America segment	65.2	59.9
Lifestyle & Entertainment Direct segment	18.2	30.9
Total Direct Marketing Business	219.4	211.7
Total all business segments	366.9	364.9
Intercompany eliminations	(2.2)	(1.2)
Fair value adjustments	(7.7)	(21.9)
Total revenue	$357.0	$341.8

Operating (loss) income
Branded Communities
North America segment	$(5.2)	$2.9
Allrecipes segment	0.1	(0.1)
Other segment - Weekly Reader	(1.4)	(0.9)
Total Branded Communities	(6.5)	1.9

Direct Marketing Businesses
Europe segment	(4.8)	(8.9)
Asia Pacific & Latin America segment	3.5	(1.6)
Lifestyle & Entertainment Direct segment	(5.1)	(1.1)
Total Direct Marketing Businesses	(6.4)	(11.6)
Total all business segments	(12.9)	(9.7)
Corporate unallocated	(25.1)	(22.1)
Fair value adjustments	(3.9)	(12.5)
Impairment of assets	(11.2)	(41.1)
Other operating items, net	(10.5)	0.4
Total operating loss	(63.6)	(85.0)
Interest expense	15.2	14.5
Gain on deconsolidation of subsidiary	—	(1.0)
Other income, net	(2.3)	(1.6)
Income tax expense (benefit)	0.3	(9.4)
Income from discontinued operations, net of taxes	—	0.7
Net loss	$(76.8)	$(86.8)

Summary of Reportable Segment Results

	Successor Company		Predecessor Company
	Nine months ended September 30, 2011	February 20 to September 30, 2010	January 1 to February 19, 2010
(Unaudited)	($ millions)	($ millions)	($ millions)
Revenue
Branded Communities
North America segment	$465.8	$409.2	$86.8
Allrecipes segment	18.2	15.1	2.8
Other segment - Weekly Reader	13.0	12.5	5.7
Total Branded Communities	497.0	436.8	95.3

Direct Marketing Businesses
Europe segment, without RDA UK	403.3	325.5	79.1
RDA UK (deconsolidated)	—	—	13.3
Asia Pacific & Latin America segment	182.1	153.0	34.4
Lifestyle & Entertainment Direct segment	57.1	105.1	36.2
Total Direct Marketing Business	642.5	583.6	163.0
Total all business segments	1,139.5	1,020.4	258.3
Intercompany eliminations	(5.5)	(3.1)	(0.6)
Fair value adjustments	(41.6)	(82.8)	—
Total revenue	$1,092.4	$934.5	$257.7

Operating income (loss)
Branded Communities
North America segment	$35.3	$53.7	$4.9
Allrecipes segment	(1.9)	0.5	(0.2)
Other segment - Weekly Reader	(0.8)	(1.1)	1.9
Total Branded Communities	32.6	53.1	6.6

Direct Marketing Businesses
Europe segment, without RDA UK	(2.7)	28.7	(5.5)
RDA UK (deconsolidated)	—	—	(2.6)
Asia Pacific & Latin America segment	6.7	9.4	0.2
Lifestyle & Entertainment Direct segment	(27.4)	6.4	6.1
Total Direct Marketing Businesses	(23.4)	44.5	(1.8)
Total all business segments	9.2	97.6	4.8
Corporate unallocated	(80.9)	(70.3)	(15.1)
Fair value adjustments	(26.5)	(45.8)	—
Impairment of assets	(267.9)	(41.1)	—
Other operating items, net	(18.3)	(32.9)	(14.0)
Total operating loss	(384.4)	(92.5)	(24.3)
Interest expense	43.3	39.9	8.8
(Gain) loss on deconsolidation of subsidiary	(8.5)	(2.4)	49.7
Other (income) expense, net	(3.2)	(1.2)	9.6
Reorganization items	—	—	(1,906.6)
Income tax (benefit) expense	(17.0)	(39.6)	54.0
Income from discontinued operations, net of taxes	—	1.1	33.4
Net (loss) income	$(399.0)	$(88.1)	$1,793.6

Summary of reportable segment results

North America

Third quarter 2011 revenue in the North America segment declined to $138.0 million compared to $143.4 million in the 2010 period (a decline of 4.5% on a constant currency basis).  Operating profit decreased to a loss of $5.2 million, compared to an operating profit of $2.9 million (with minimal effect from foreign currency).  The declines in revenue and operating profit were primarily due to declining advertising revenue for EDWRR; declining renewal rates for certain of our Canadian magazine titles; and a smaller active customer base for our Canadian non-magazine products.  The revenue decline was partially offset by a timing shift from earlier in the year to the third quarter on certain Reader’s Digest trade and direct mail book sales, increased sales on certain of our Taste of Home cookbooks and revenue from the Humana partnership we entered earlier in the year.  The decline in operating profit was also offset in part by the Humana partnership.

Europe

Third quarter 2011 revenue in the Europe segment was $136.0 million, as compared to $120.9 million in the 2010 period (an increase of 3.3% on a constant currency basis).  Operating loss was $4.8 million compared to $8.9 million (a 57.3% improvement on a constant currency basis).  Revenue growth was largely due to additional mailing activity and favorable timing, notably in Germany and Central Europe.  The improvement in operating losses was driven by the same factors as well as the favorable shift from the timing of certain promotional investments to the first half of 2011.

Asia Pacific and Latin America (APLA)

Third quarter 2011 revenue in the APLA segment was relatively flat at $65.2 million, compared to $59.9 million in the 2010 period (a decrease of 1.2% on a constant currency basis).  Operating results increased to a profit of $3.5 million, compared to a loss of $1.6 million (with minimal effect from foreign currency).  The modest decline in revenue was attributable to declining magazine revenues, a lower active customer base and softer promotion response rates, along with the curtailment of the Australia Time Life direct response television business, all of which were partially offset by an increase in single sales in Latin American markets due to timing changes.  The increase in operating profit was driven by timing and a reduction in promotion investments along with cost reductions.

Lifestyle & Entertainment Direct (LED)

Third quarter 2011 revenue in the LED segment was $18.2 million compared to $30.9 million in the 2010 period.  Operating loss increased to $5.1 million from $1.1 million.  The declines in revenue and operating profit in this segment were primarily attributable to a decline in sales of our entertainment products as a result of lower response rates to our promotional efforts, reflecting continued challenging conditions in the DRTV marketplace, along with the decline in sales of our Ab Circle Pro fitness product, which is at the end of its life cycle.

Allrecipes

Third quarter 2011 revenue in the Allrecipes segment increased 9.8% to $6.7 million compared to $6.1 million in the 2010 period.  Operating profit increased to $0.1 million from a loss of $0.1 million.  The increases in revenue and operating profit were driven by growth in advertising, with average monthly numbers of unique visitors to our global websites increasing 41% and page views growing 13% to 0.8 billion.  Operating profit was offset, in part, by investment in overhead costs to support growth initiatives.

Corporate Unallocated & Other Operating Items

Corporate unallocated for the three months ended September 30, 2011 increased $3.0 million, or 13.6%, to $25.1 million, as compared to $22.1 million for the three months ended September 30, 2010.  The increase was primarily due to corporate non-operating reserves and a credit for a sales tax settlement in the prior year.

Impairment of Assets

During the third quarter, the Company recorded an impairment charge of $11.2 million, principally due to the finalization of our second quarter interim impairment analysis for the Europe and APLA reporting units, along with a third quarter intangible asset impairment in our Canadian reporting unit.

Last Twelve Months Product Results

	RDA Holding Co., without UK
	Successor Company				Predecessor Company
	Twelve months ended September 30, 2011		February 20 to September 30, 2010		October 1, 2009 to February 19, 2010
(Unaudited)	($ millions)		($ millions) (b)		($ millions) (b)

Revenue by Product:
Music and videos	$262.8		$167.8		$147.8
Advertising	164.7		93.0		72.9
Magazine circulation	511.4		293.9		232.5
Books	559.4		332.3		263.3
Non-published products and services (c)	183.0		130.3		122.8

Total Product Revenue	1,681.3		1,017.3		839.3

Fair value adjustments and RDA UK	(67.1)		(82.8)		38.8

Reported Revenue	$1,614.2		$934.5		$878.1

Approximated Contribution Margins by Product:

Music and videos	$58.0	22.1%	$45.4	27.1%	$39.5	26.7%
Magazine circulation/advertising	156.7	23.2%	91.2	23.6%	77.9	25.5%
Books	104.5	18.7%	79.3	23.9%	60.3	22.9%
Non-published products and services (c)	58.6	32.0%	50.1	38.4%	27.0	22.0%

Total Approximated Contribution Margins	$377.8	22.5%	$266.0	26.1%	$204.7	24.4%

Summary of Revenue and Approximated Contribution Margins(a) by Product

(a)                      Contribution margin is defined as revenue less product, distribution, editorial and marketing expenses, excluding fair value adjustments and results from the deconsolidated UK operations.

(b)                     Prior year amounts have been reclassified to current year presentation.

(c)                      Non-published products and services was adversely impacted by a $14.4 million one-time inventory write down in the twelve months ended September 30, 2010 and a $11.5 million accounts receivable write down in the twelve months ended September 30, 2011.

Product Revenue and Margins

The approximated total contribution margin for the twelve months ended September 30, 2011, was 22.5%, which declined 2.9% versus the twelve months ended September 30, 2010.

Revenue in the books and music and video categories declined.  The contribution margin in books also declined, primarily as a result of increased spending on new marketing investments and higher product costs in some markets.  Music and video contribution margin declined, primarily due to lower response rates for our DRTV promotions.

Advertising and magazine circulation revenue decreased modestly primarily due to declines in print advertising and was partially offset by increases in digital advertising.  The contribution margin was steady.

Non-published products revenue declined primarily due to the Ab Circle Pro product nearing the end of its life cycle within our LED segment, along with the closure of the Country Store product line.  Despite this revenue reduction, lower product and promotion costs improved the contribution margin.

Conference Call

The Company will host a conference call to discuss results for the third quarter of 2011 on Thursday, November 10, at 11 a.m. EST.

To listen to the conference call, please dial (866) 783-2137 or (857) 350-1596 internationally, and ask for Reader’s Digest.  The pass code is “99609977.”

There will also be a PowerPoint presentation.  To access the presentation, tune Web browsers to this URL: www.rda.com/investor-relations/events.

An audio replay of the call will be available within 24 hours by dialing 888-286-8010 (617-801-6888 International), using pass code 74813708 and a link for replay of the online webcast will be posted on www.rda.com/investor-relations.  Both of these replay options will be available for seven days after this event.

Non-GAAP Financial Measures

The Company publicly reports its financial information in accordance with United States generally accepted accounting principles (GAAP).  To facilitate external analysis of the Company’s operating performance, the Company also presents financial information that may be considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission.  Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.  The following non-GAAP financial measure included in this release and/or referred to on our conference call are used by the Company in its internal analysis of the business.

EBITDA is a common supplemental measure of performance used by investors and financial analysts.  Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends.  The Company does not use EBITDA as a measure of liquidity because it includes certain contractual and non-discretionary expenditures.  Consolidated EBITDA is fully defined in our Senior Secured Notes indenture dated February 11, 2010, and generally consists of EBITDA plus/minus adjustments related to the following major items: (a) purchase and fresh start accounting; (b) asset impairment charges; (c) results of disposed and discontinued entities; (d) restructuring and reorganization costs; (e) non-cash gains and losses; and (f) other items, such as stock based compensation.  EBITDA as defined herein may differ from similarly titled measures presented by other companies.

The reconciliations of non-GAAP to GAAP measures are included in the tables attached to this release and are available at www.rda.com.  The Company’s financial statements will be filed with the Securities and Exchange Commission when available.

About The Reader’s Digest Association, Inc.

RDA is a global media and direct marketing company that educates, entertains and connects more than 145 million consumers around the world with products and services from trusted brands.  With offices in 44 countries, the Company reaches customers in 79 countries, publishes 86 magazines, including 50 editions of Reader’s Digest, the world’s largest-circulation magazine, operates 82 branded websites and sells nearly

40 million books, music and video products across the world each year.  Further information about the Company can be found at www.rda.com.

Forward-looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.  The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements.  All statements contained in this press release, other than statements of historical fact, including, without limitation, statements about our operations, financial condition and liquidity, strategies, business initiatives, prospects, expectations regarding future events and our financial performance and the development of the industry in which we operate, are forward-looking statements that involve certain risks and uncertainties.  While these statements represent the company’s current judgment on what the future may hold, and the company believes these judgments are based upon reasonable assumptions, these statements are not guarantees of any events or financial results, and the company’s actual results may differ materially.  Important factors that could cause our actual results to be materially different from our expectations include those risks described in our Registration Statement on Form S-4 and the related prospectus filed with the Securities and Exchange Commission, as declared effective on February 11, 2011, in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, which will be filed today with the Commission, and include the following:

•                  our degree of leverage and concerns about our financial condition;

•                  general economic and market conditions;

•                  increased competition and other factors affecting the media and publishing industries generally;

•                  our ability to anticipate, respond or adapt to trends in what the public finds appealing;

•                  the identification, completion or integration of acquisitions and other significant transactions;

•                  the ability to attract and retain new and younger customers and key personnel;

•                  changes in relationships with, or the financial condition of, key suppliers or vendors;

•                  further declines in advertising revenue or in media spending generally;

•                  a failure to maintain circulation levels in a cost-efficient manner;

•                  risks relating to the foreign countries where we transact business;

•                  a material deterioration in foreign exchange rates with respect to the U.S. dollar;

•                  our ability to fulfil our strategy of building our Internet and digital businesses;

•                  significant financial restrictions placed on us by the Indenture governing our Senior Secured Notes, our Senior Credit Facility and our New Credit Facilities;

•                  lack of comparable financial data due to the restructuring of our business or the adoption of fresh start accounting;

•                  the impact of the changes to our Board of Directors and senior management;

•                  the post-emergence impact of the bankruptcy proceedings on our operations, including the impact on our ability to negotiate favorable terms with suppliers, customers, counterparties and others; and

•                  the application of tax laws resulting from our chapter 11 proceedings, which will have an adverse effect on our future cash tax obligations.

You should not place undue reliance on the forward-looking statements contained in this press release.  These forward-looking statements speak only as of the date on which the statements were made.  The company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

For further information contact:

For investor inquiries:	For media inquiries:
The Reader’s Digest Association	The Reader’s Digest Association
Bryan Berndt	Susan Russ
Tel: 646.293.6054	Tel: 646.293.6189

(Tables follow)

RDA Holding Co., and Subsidiaries

Consolidated Statements of Operations

(in millions)

(unaudited)

	Successor Company
	Three months ended September 30,
	2011	2010

Revenue	$357.0	$341.8

Product, distribution and editorial expenses	166.7	160.8
Promotion, marketing and administrative expenses	232.2	225.3
Impairment of assets	11.2	41.1
Other operating items, net	10.5	(0.4)
Operating loss	(63.6)	(85.0)
Interest expense	15.2	14.5
Gain on deconsolidation of subsidiary	—	(1.0)
Other income, net	(2.3)	(1.6)
Loss before income taxes and discontinued operations	(76.5)	(96.9)
Income tax expense (benefit)	0.3	(9.4)
Loss from continuing operations before discontinued operations	(76.8)	(87.5)
Income from discontinued operations, net of taxes	—	0.7
Net loss	$(76.8)	$(86.8)

RDA Holding Co., and Subsidiaries

Consolidated Statements of Operations

(in millions)

(unaudited)

	Successor Company		Predecessor Company
	Nine months ended September 30, 2011	February 20 to September 30, 2010	January 1 to February 19, 2010

Revenue	$1,092.4	$934.5	$257.7

Product, distribution and editorial expenses	502.1	416.7	112.9
Promotion, marketing and administrative expenses	688.5	536.3	155.1
Impairment of assets	267.9	41.1	—
Other operating items, net	18.3	32.9	14.0
Operating loss	(384.4)	(92.5)	(24.3)
Interest expense	43.3	39.9	8.8
(Gain) loss on deconsolidation of subsidiary	(8.5)	(2.4)	49.7
Other (income) expense, net	(3.2)	(1.2)	9.6
Loss before reorganization items, income taxes and discontinued operations	(416.0)	(128.8)	(92.4)
Reorganization items	—	—	(1,906.6)
(Loss) income before income taxes and discontinued operations	(416.0)	(128.8)	1,814.2
Income tax (benefit) expense	(17.0)	(39.6)	54.0
(Loss) income from continuing operations before discontinued operations	(399.0)	(89.2)	1,760.2
Income from discontinued operations, net of taxes	—	1.1	33.4
Net (loss) income	$(399.0)	$(88.1)	$1,793.6

RDA Holding Co., and Subsidiaries

Consolidated Balance Sheets

(in millions)

(unaudited)

	Successor Company
	September 30, 2011	December 31, 2010	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$103.4	$169.4	$149.9
Restricted cash	4.4	4.5	4.1
Accounts receivable, net	183.7	237.2	197.3
Inventories	76.4	62.5	72.8
Prepaid and deferred promotion costs	29.1	33.5	36.9
Prepaid expenses and other current assets	140.6	122.0	124.1
Assets held for sale	—	7.4	7.5
Total current assets	537.6	636.5	592.6
Property and equipment, net	59.7	59.3	58.6
Restricted cash	8.4	8.4	7.5
Goodwill	459.5	672.4	673.9
Other intangible assets, net	365.0	451.4	463.9
Prepaid pension assets	173.6	166.0	104.0
Other noncurrent assets	43.9	34.8	47.4
Total assets	$1,647.7	$2,028.8	$1,947.9
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$160.2	$167.6	$182.0
Accrued expenses	112.5	135.7	132.6
Income taxes payable	14.0	7.8	12.7
Unearned revenue	273.9	269.7	232.1
Other current liabilities	29.8	32.4	30.5
Total current liabilities	590.4	613.2	589.9
Long-term debt	598.9	510.7	510.3
Unearned revenue	108.2	94.3	139.4
Accrued pension	3.3	5.7	6.9
Postretirement and postemployment benefits other than pensions	11.3	12.9	14.7
Other noncurrent liabilities	172.0	199.4	195.8
Total liabilities	1,484.1	1,436.2	1,457.0
Common stock	—	—	—
Treasury stock	(30.7)	—	—
Paid-in capital, including warrants	594.0	597.6	596.0
Accumulated deficit	(428.6)	(29.6)	(88.1)
Accumulated other comprehensive income	28.9	24.6	(17.0)
Total stockholders’ equity	163.6	592.6	490.9
Total liabilities and stockholders’ equity	$1,647.7	$2,028.8	$1,947.9

RDA Holding Co., and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Successor Company		Predecessor Company
	Nine months ended September 30, 2011	February 20 to September 30, 2010	January 1 to February 19, 2010

Cash flows from operating activities:
Net (loss) income	$(399.0)	$(88.1)	$1,793.6
Adjustments to reconcile net (loss) income to operating cash flows:
Income from discontinued operations, net of taxes	—	(1.1)	(33.4)
Depreciation and amortization	55.2	43.9	6.6
(Benefit) provision for deferred income taxes	(25.8)	(51.8)	61.0
Amortization of bond discount	1.4	1.0	—
Amortization of debt issuance costs	1.8	5.9	3.8
(Gain) loss on deconsolidation of subsidiary	(8.5)	(2.4)	49.7
Non-cash loss in financing foreign exchange	—	—	6.3
Impairment of assets	267.9	41.1	—
Gain on settlement of pre-petition liabilities	—	—	(1,765.1)
Revaluation of assets and liabilities in fresh start accounting	—	—	(163.1)
Stock-based compensation expense	16.7	6.1	0.2
Net (gain) loss on sale or disposal of certain assets	(1.9)	(0.9)	0.3
Non-cash gain on derivative liability	(1.1)	—	—
Changes in assets and liabilities, net of effects of dispositions:
Restricted cash	(0.3)	45.0	(29.2)
Accounts receivable, net	48.2	15.1	27.4
Inventories	(16.5)	11.6	1.5
Prepaid and deferred promotion costs	3.8	(9.5)	5.8
Other assets	(33.0)	(44.1)	45.8
Unearned revenue	21.7	51.1	2.6
Income taxes	0.3	(3.1)	(8.6)
Accounts payable and accrued expenses	(19.0)	(84.8)	(16.3)
Other liabilities	(9.5)	4.0	(4.5)
Net change in cash due to continuing operating activities	(97.6)	(61.0)	(15.6)
Net change in cash due to discontinued operating activities	—	(5.8)	5.8
Net change in cash due to operating activities	$(97.6)	$(66.8)	$(9.8)

RDA Holding Co., and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Successor Company		Predecessor Company
	Nine months ended September 30, 2011	February 20 to September 30, 2010	January 1 to February 19, 2010

Cash flows from investing activities:
Capital expenditures	$(12.4)	$(20.0)	$(1.6)
Purchase of a business	(2.8)	—	—
Purchases of intangible assets	—	—	(0.4)
Proceeds from sale of a business	—	—	30.8
Proceeds from sale of assets	9.5	1.4	—
Investing restricted cash	—	21.0	(21.0)
Loss of cash due to subsidiary deconsolidation	—	—	(16.5)
Net change in cash due to investing activities	$(5.7)	$2.4	$(8.7)
Cash flows from financing activities:
Proceeds from long-term revolving credit facility	40.0	—	—
Repayments of long-term revolving credit facility	(4.0)	—	—
Proceeds from borrowings	55.0	509.3	—
Debt payments	—	(555.3)	—
Restricted cash	—	(509.3)	509.3
Escrow liability	—	509.3	(509.3)
Cash paid for financing fees	(2.2)	(11.5)	(9.5)
Cash used to net settle stock-based awards	(7.6)	—	—
Repurchase of Successor Company common stock	(43.3)	—	—
Other	(0.1)	—	—
Net change in cash due to financing activities	$37.8	$(57.5)	$(9.5)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	2.2	0.2
Net change in cash and cash equivalents	(66.0)	(119.7)	(27.8)
Cash and cash equivalents at beginning of period	169.4	269.6	297.4
Cash and cash equivalents at end of period	$103.4	$149.9	$269.6
Supplemental information
Cash paid for interest	$38.1	$25.6	$6.0
Cash paid for income taxes	$6.0	$4.9	$1.3

RDA Holding Co., and Subsidiaries

Net Income to Consolidated EBITDA Reconciliation

(in millions)

(unaudited)

	Successor Company
	Three months ended September 30,
	2011	2010

Net loss	$(76.8)	$(86.8)
Interest expense	15.2	14.5
Income tax expense (benefit)	0.3	(9.4)
Depreciation and amortization	19.3	17.6
Subtotal	(42.0)	(64.1)

Adjustments
Restructuring and reorganization costs	11.1	3.5
Change of control	0.8	—
Asset impairment charges	11.2	41.1
Fair value and fresh start adjustments	3.3	12.4
Other adjustments (a)	(1.0)	(3.5)
Consolidated EBITDA	$(16.6)	$(10.6)

(a)                      Other adjustments primarily includes stock-based compensation, non-cash gains (e.g. pension) and other adjustments.